Exhibit 99.1

Leader’s Advantage Acquisition Corp. Announces Closing of Partial Exercise of Over-Allotment Option in Connection with its Initial Public Offering

Mt. Laurel Township, NJ, Oct. 29, 2026 (GLOBE NEWSWIRE) --  Leader’s Advantage Acquisition Corp. (the “Company”) a blank check company whose business purpose is to effect a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, announced today that it closed the sale of an additional 650,000 units of the Company, pursuant to the partial exercise of the underwriter’s over-allotment option granted in connection with the Company’s initial public offering (together with the over-allotment closing, the “Offering”), at the price of $10.00 per unit, resulting in additional gross proceeds of approximately $6,500,000.

After giving effect to this partial exercise of the over-allotment option, the total number of units sold in the Offering increased to 15,650,000 units, resulting in total gross proceeds of $156,500,000, before deducting underwriting discounts and estimated offering expenses.

The Company’s units began trading on September 18, 2026 on the Nasdaq Global Market (“Nasdaq”) under the ticker symbol “LEDRU.” Each unit consists of one Class A ordinary share of the Company and one-half of one redeemable warrant, with each whole warrant entitling the holder thereof to purchase one Class A ordinary share of the Company at an exercise price of $11.50 per share. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Once the securities constituting the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “LEDR” and “LEDRW,” respectively.

The Company’s primary focus will be completing a healthcare-focused business combination with an established business of scale along with first-in-class drug candidates with large addressable markets poised for continued growth, led by a highly regarded management team, that the Company’s management believes would benefit from financial, operational, strategic or managerial enhancement to maximize value.

The Company’s management team is led by Dr. Paritosh M. Chakrabarti, Chairman and Chief Executive Officer, Dr. Raj Chakrabarti, President, and Edward Krynski, Chief Financial Officer.

Clear Street LLC acted as lead book-running manager and D. Boral Capital LLC acted as bookrunner for the Offering.

A registration statement relating to the securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on September 17, 2026. The Offering was made only by means of a prospectus. Copies of the final prospectus relating to the Offering may be obtained from: Clear Street LLC, Attn: Syndicate Department, 150 Greenwich Street, 45th Floor, New York, NY 10007, or via email at ecm@clearstreet.io and D. Boral Capital LLC, 590 Madison Avenue, 39th Floor, New York, NY 10022, or via email at dbccapitalmarkets@dboralcapital.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the anticipated use of the net proceeds from the Offering and the Company's expectations regarding its ability to complete a business combination. No assurance can be given that the Company will ultimately complete a business combination transaction in the sector it is targeting, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Media Contact:

Paul Weiss
pweiss@pmc-group.com